EXHIBIT 32.1

CERTIFICATION OF THE PRESIDENT AND THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Antonio Milici, M.D., Ph.D., President and Chief Executive Officer of GeneThera, Inc. (the Company), do hereby certify to the best of my knowledge and belief that:

1.
The Company’s annual report on Form 10-K/A for the year ended December 31, 2008 (the Report), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 23, 2009

By:  /s/ Antonio Milici
Antonio Milici, MD, PhD
President